Exhibit 10.13

Assignment Agreement

This Assignment Agreement (the “Agreement”) is made by and between Redwood Management LLC (the “Assignor”) and Blue Marina Investments (the “Assignee”), effective July 24, 2015. (The Assignor and the Assignee are sometimes referred to in this Agreement singly as a “Party” or collectively as the “Parties”).

WHEREAS, the Assignor is a party to that certain Securities Purchase Agreement (the “SPA”) between the Assignor and CannaVest Corp. (the “Company”), dated as of May 19, 2015. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the SPA;

WHEREAS, the Assignor wishes to assign certain of its rights under the SPA to Assignor;

WHEREAS, the Assignee desires to accept such assignment; and

WHEREAS, the above Recitals are incorporated into and made part of this Agreement and Parties intend to be bound by the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.	Assignment of Rights. Pursuant to Section 5.7 of the SPA, the Assignor hereby assigns to Assignee (i) its right to purchase $50,000 of Notes under the SPA and (ii) its rights related thereto under the Transaction Documents (the “Assignment”), and Assignee hereby accepts such Assignment, subject to the terms and conditions of this Agreement.

2.	Assignee Bound. Assignor hereby accepts the foregoing assignment and agrees to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

3.	Benefit and Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no party, except Assignee, shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted assignment shall be null and void and of no force or effect.

4.	Jurisdiction and Venue. The Parties agree that this Agreement shall be construed solely in accordance with the laws of the State of New York, notwithstanding its choice or conflict of law principles, and any proceedings arising among the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in New York.

5.	Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

6.	Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.	Entire Agreement. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

8.	Counterparts. This Agreement may be executed in any number of counterparts by original, facsimile or email signature. All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.

9.	Modification. This Agreement may only be modified in a writing signed by all Parties.

[Balance of the Page Intentionally Blank; Signature Page on Next Page]

1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Redwood Management LLC	Blue Marina Investments

By: /s/ Gary Rogers	By: /s/ Eric Rogers
Name: Gary Rogers	Name: Eric Rogers
Title: Manager	Title: CEO

Acknowledged and Agreed:

CannaVest Corp.

By: /s/ Michael Mona, Jr.

Name: Michael Mona, Jr.

Title: President and CEO

2